Exhibit 10.3

AMENDMENT No. 3 TO

EXTENDED COLLABORATION AND LICENSE AGREEMENT

THIS AMENDMENT NO. 3 (this “Amendment No. 3”), dated as of January 31, 2012 (the “Effective Date”), by and between ABT Holding Company, formerly operating as “Athersys, Inc.” prior to a name change, a Delaware corporation having its principal offices at 3201 Carnegie Avenue, Cleveland, Ohio 44115 (“Athersys”), and Bristol-Myers Squibb Company, a Delaware corporation having offices at Route 206 and Province Line Road, Princeton, New Jersey 08543 (“BMS”). Athersys and BMS may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Athersys and BMS are parties to the Extended Collaboration and License Agreement, dated as of January 1, 2006 (the “Extended Agreement”), as amended by letter agreements March 1, 2007 and on March 31, 2009.

B. BMS accepted Cell Line GXXX1 as an Accepted Cell Line in accordance with Section 2 of the Extended Agreement.

C. The Parties desire to amend the Extended Agreement to provide for an immediate payment and a Counterscreening License for Accepted Cell Line GXXX1.

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Amendment No. 3, the Parties agree as follows:

1.	Upon execution of this Amendment No. 3, the Parties acknowledge and agree that in lieu of the payment provisions of Section 4.1(d) of the Extended Agreement, BMS will pay Athersys one lump sum payment in the amount of $200,000 in satisfaction of all future payment obligations for Accepted Cell Line GXXX1, and such cell line will be designated as a Counterscreening Cell Line.

2.	This Amendment No. 3 and the Extended Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof and thereof.

3.	Except as specifically stated herein, all other terms and conditions of the Extended Agreement remain unchanged, and any capitalized term which is not defined in this Amendment No. 3 shall have the meaning ascribed to it in the Extended Agreement. To the extent that any term of the Extended Agreement conflicts with this Amendment No. 3, the terms of this Amendment No. 3 shall apply.

4.	This Amendment No. 3 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and to this Amendment No. 3 were upon the same instrument.

5.	This Amendment No. 3 shall be construed in accordance with and governed by the internal substantive law of the State of New York, without giving effect to its conflict of laws rules and regulations.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 3 by their duly authorized representatives.

ABT HOLDING COMPANY		BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ John Harrington	By:	/s/ Michael Cucolo
Name:	John Harrington	Name:	Michael Cucolo
Title:	CSO	Title:	Transactions Lead, Technologies
Strategic Transactions Group

Date:	3-8-12	Date:	March 5, 2012

Approved As To Form Only BMS Legal Dept.

		By:	/s/ JBS